UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2023
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition
On April 17, 2023, American Equity Investment Life Holding Company (the "Company") made available a recast version of its financial supplement for the fourth quarter and year ended December 31, 2022, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference. The recast financial supplement reflects the impacts of the January 1, 2023 adoption of the provisions of Accounting Standards Update No. 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI), which provides new authoritative guidance impacting the accounting and disclosure requirements for long-duration insurance and investment contracts issued by the Company's operating insurance affiliates. The Company applied this guidance as of the transition date of January 1, 2021, and retrospectively adjusted prior period amounts for years 2021 and 2022 to reflect the new guidance.
The information, including exhibits attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 7.01 Regulation FD Disclosure
Based on in-force policies as of December 31, 2022, the Company’s modeled expectations for certain items for the full year ending December 31, 2023, recast for LDTI, are as follows:
•Total combined amortization of deferred acquisition costs and deferred sales inducement assets of $430 - $450 million, pre-tax, before differences between actual experience and modeled expectations;
•The expense associated with market risk benefit increase of $160 - $180 million, pre-tax, adjusted for the deferral and amortization of capital market impacts on fair value of market risk benefits, before differences between actual experience and modeled expectations; and
•A reduction in other revenues, pre-tax, of approximately $6 - $10 million relative to expectations prior to the adoption of LDTI.
These recast modeled expectations apply solely to the full year ending December 31, 2023 and do not express or imply any expectations for any portion of that year. The Company is recasting its modeled expectations under the unique circumstances of LDTI given the fundamental significance of this new authoritative guidance. The Company does not expect to recast its modeled expectations, or any other projections or forward-looking statements, under any other circumstances and does not undertake to do so.
The forward-looking statements in this disclosure, such as expectations, as well as any projections of future results, are based on assumptions and expectations that involve risks and uncertainties, including the "Risk Factors" the company describes in its U.S. Securities and Exchange Commission filings. The Company's future results could differ, and it has no obligation to correct or update any of these statements.
The expense associated with market risk benefit increase, adjusted for the deferral and amortization of capital market impacts on fair value, is a non-GAAP financial measure derived from market risk benefit loss calculated under US GAAP. This forward-looking non-GAAP measure cannot be reconciled to the US GAAP measure because of the impracticability of predicting 2023 capital market impacts.
The information furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 9.01.  Financial Statements and Exhibits

Exhibit Number	Description
99.1	American Equity Investment Life Holding Company's Financial Supplement for the fourth quarter and year ended December 31, 2022 (Recast for LDTI)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 17, 2023

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Axel Andre
Axel Andre
Chief Financial Officer and Executive Vice President